UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Isoray, Inc.

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Isoray Announces Adjournment of Annual Meeting

of Stockholders to January 12, 2022

RICHLAND, WASHINGTON – December 14, 2022 – Isoray, Inc. (NYSE AMERICAN: ISR), a medical technology company and innovator in seed brachytherapy powering expanding treatment options throughout the body, today announced that the December 13th, 2022, Annual Meeting is being adjourned until January 12th, 2023, to provide stockholders with additional time to vote on Proposal 1, approval of an amendment to the Company’s Certificate of Incorporation to increase the total number of authorized shares of Common Stock. This vote, which requires approval by a majority of the outstanding shares, is required to proceed with the proposed merger with Viewpoint Molecular Targeting, Inc.

The Board of Directors, as well as leading proxy advisory firms Institutional Shareholder Services (“ISS”) and Glass, Lewis & Co., recommend stockholders vote in support of Proposal 1. Proposal 1 approval is necessary for the consummation of the proposed merger with Viewpoint Molecular Targeting. Proposals 2 and 3 have already been approved and approval of these two proposals was also required to consummate the merger.

Stockholders’ votes are very important and are critical for Isoray to move forward with the pending proposed merger with Viewpoint Molecular Targeting. Management believes that the pending proposed merger represents a transformational opportunity for Isoray and all its stockholders. It provides the Company with the opportunity to combine Isoray’s existing business with a pipeline of very exciting products under development that have the potential to change the paradigm of patient care in the isotope space.

Proposal 1 requires an affirmative vote of a majority of the outstanding shares for passage. As of the December 13 meeting date, Proposal 1 had 52,741,902 shares voting in favor with an additional 18,314,481 shares required for approval. Stockholders who do not vote are essentially opposing this proposal and as a result, the proposed merger.

Therefore, the company urges its stockholders who have not yet cast their vote to please do so. This will help save on further solicitation costs and ensure that stockholders’ important votes are represented. Stockholders as of the October 20, 2022 record date can vote, even if they have subsequently sold their shares.

Voting Instructions – For Shares Held in “Street” Name

●

To vote by telephone, please call the Company's proxy solicitor, Alliance Advisors LLC ("Alliance"), at (877) 728-5039. Alliance will assist with voting questions from 9 a.m. to 10 p.m. Eastern Time, Monday through Sunday.

●	To vote by email, please contact Alliance at ISR@allianceadvisors.com.

Contacts

Investor Relations: Mark Levin (501) 255-1910

Media and Public Relations: Sharon Schultz (302) 539-3747

About Isoray

Isoray, Inc. is a medical technology company pioneering advanced treatment applications and devices to deliver targeted internal radiation treatments for cancers throughout the body. Isoray, Inc., through its subsidiary, Isoray Medical, Inc., is the sole producer of Cesium-131 brachytherapy seeds. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of Cesium-131 by visiting www.isoray.com. Follow us on LinkedIn and Twitter.

Safe Harbor Statement

Statements in this news release about Isoray’s future expectations, including: the ability to get the requisite vote in favor of Proposal 1 and the anticipated synergies and benefits of the proposed merger with Viewpoint Molecular Targeting, Inc., and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). This statement is included for the express purpose of availing Isoray, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as whether there is sufficient time to get the votes, whether the proposed merger with Viewpoint Molecular Targeting, Inc. is completed and, if so, whether the anticipated benefits of the merger are realized. Unless required to do so by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Isoray Inc. Announces Adjournment of Annual Meeting of Stockholders

Isoray, Inc. (NYSE American: ISR) today announced that the December 13th, 2022, Annual Meeting is being adjourned until January 12th, 2023, to provide stockholders with additional time to vote on Proposal 1, approval of an amendment to the Company’s Certificate of Incorporation to increase the total number of authorized shares of Common Stock.

The Board of Directors, as well as leading professional advisory firms ISS and Glass Lewis, recommend you vote in support of Proposal 1. Proposal 1 approval is necessary for the consummation of the merger with Viewpoint Molecular Targeting, Inc. Proposals 2 and 3 have already been approved by the stockholders and approval of these two proposals was also required to complete the merger.

Your vote is very important and is necessary for Isoray, Inc. to move forward with the pending merger with Viewpoint Molecular Targeting, Inc. Management believes that the pending merger represents a transformational opportunity for Isoray and all our stakeholders. It provides us with the opportunity to build on Isoray’s existing business with Viewpoint’s pipeline of very exciting products under development that have the potential to change the paradigm of patient care in the isotope space.

Proposal 1 requires an affirmative vote of 50% of the outstanding shares for passage. By not responding with your vote, you are essentially opposing this proposal.

Therefore, we urge our stockholders who have not yet executed their vote to please do so. This will help save on further solicitation costs and ensure that your important vote is represented.

Please vote your shares of stock now so that your vote can be counted without delay. Voting is easy. You may use one of the options below to ensure that your vote is promptly recorded in time for the Annual Meeting now adjourned to January 12th, 2023:

■	VOTE BY TOUCH-TONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy card. Follow the instructions on your proxy card to cast your vote.

■	VOTE VIA THE INTERNET: You may cast your vote by logging onto the website identified on the enclosed proxy card and following the instructions on the screen.

■	VOTE BY MAIL: You may cast your vote by mail by completing, signing, dating, and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

If you have any questions or require further assistance in voting your shares, please contact our proxy solicitor Alliance Advisors toll-free at 877-728-5039 or email ISR@AllianceAdvisors.com.

Sincerely,

[s] Lori Woods

Lori Woods

Chief Executive Officer, Member of the Board of Directors

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY PHONE OR INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.